                                                                    EXHIBIT 99.2

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                             RESTRUCTURING AGREEMENT

                           Dated as of July 24, 2003,

                                     Between

                            IGEN INTERNATIONAL, INC.

                                       And

                         IGEN INTEGRATED HEALTHCARE, LLC

================================================================================

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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   Definitions

SECTION 1.01        Definitions..................................................................     2

                                   ARTICLE II

            Conversion; Capitalization of Newco and Its Subsidiaries

SECTION 2.01        Conversion and Capitalization of Newco.......................................     9
SECTION 2.02        Newco Rights Plan............................................................    10
SECTION 2.03        Newco Subsidiaries...........................................................    10

                                   ARTICLE III

                                   Tax Matters

                                   ARTICLE IV

                      Restructuring and Assumed Liabilities

SECTION 4.01        Restructuring................................................................    11
SECTION 4.02        Assumed Liabilities..........................................................    12
SECTION 4.03        Transfer and Assumption Documentation........................................    12
SECTION 4.04        Nonassignable Contracts; Retained Contracts..................................    12
SECTION 4.05        Intercompany Arrangements....................................................    13

                                    ARTICLE V

                                Other Agreements

SECTION 5.01        Use of Name..................................................................    14
SECTION 5.02        Books and Records............................................................    15
SECTION 5.03        Further Assurances...........................................................    15
SECTION 5.04        Cooperation..................................................................    15

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
                                   ARTICLE VI

                                Employee Matters

SECTION 6.01        Employment of Employees......................................................    16
SECTION 6.02        Liabilities Generally........................................................    16
SECTION 6.03        Preservation of Rights to Amend or Terminate Plans...........................    17
SECTION 6.04        Reimbursement; Indemnification...............................................    17
SECTION 6.05        Actions By Newco.............................................................    17
SECTION 6.06        No Termination...............................................................    17

                                   ARTICLE VII

                                   Conditions

                                  ARTICLE VIII

                            Miscellaneous and General

SECTION 8.01        Modification or Amendment....................................................    19
SECTION 8.02        Termination..................................................................    19
SECTION 8.03        Notices......................................................................    19
SECTION 8.04        Interpretation...............................................................    20
SECTION 8.05        Severability.................................................................    21
SECTION 8.06        Counterparts.................................................................    21
SECTION 8.07        Entire Agreement; Third-Party Beneficiaries..................................    22
SECTION 8.08        Certain Obligations..........................................................    22
SECTION 8.09        Governing Law................................................................    22
SECTION 8.10        Assignment...................................................................    22
SECTION 8.11        Enforcement; Consent to Service of Process...................................    23
SECTION 8.12        Extension; Waiver............................................................    23

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                                    RESTRUCTURING AGREEMENT dated as of July 24,
                           2003 (this "Restructuring Agreement"), between IGEN INTERNATIONAL, INC., a Delaware corporation (the "Company"), and IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited liability company ("Newco") and a direct wholly owned subsidiary of the Company.

                  WHEREAS ROCHE HOLDING LTD, a joint stock company organized under the laws of Switzerland ("Parent"), 66 ACQUISITION CORPORATION II, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), the Company and Newco have entered into an Agreement and Plan of Merger, dated as of the date of this Restructuring Agreement (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement);

                  WHEREAS as a condition to their willingness to enter into the Merger Agreement, the parties thereto have requested that the parties hereto enter into this Agreement;

                  WHEREAS the respective Boards of Directors of the Company and Newco have approved this Restructuring Agreement, pursuant to which the Restructuring (as defined below) will be consummated;

                  WHEREAS the purpose of the Restructuring is to make possible the Merger by separating from the Assets (as defined below) and Liabilities of the Company and its subsidiaries those Assets and Liabilities that Parent will not acquire; and

                  WHEREAS in the Restructuring, the Newco Assets (as defined below) will be transferred to Newco or one or more of its subsidiaries, which will thereafter conduct the Newco Business (as defined below), and Newco or one or more of its subsidiaries will assume the Assumed Liabilities (as defined below).

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

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                                                                               2

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01 Definitions. Unless otherwise noted, terms used but not defined in this Restructuring Agreement shall have the meanings set forth in the Merger Agreement. In addition, the following terms shall have the following meanings:

                  "Assets" shall mean any and all of the business, assets, properties, interests and rights of whatever kind and nature, whether tangible or intangible, whether real, personal or mixed, whether fixed, contingent or otherwise, and wherever located, including the following:

                  (a) real property interests (including leases, subleases and licenses), land, plants, buildings, improvements and fixtures thereon and all other easements, rights, privileges and appurtenances thereto;

                  (b) machinery, equipment, tooling, vehicles, furniture and fixtures, leasehold improvements, repair parts, tools, plant, laboratory and office equipment and other tangible personal property, together with any rights or claims arising out of the breach of any express or implied warranty by the manufacturers or sellers of any of such assets or any component part thereof;

                  (c) inventories, including raw materials, work-in-process, finished goods, parts, accessories and supplies (including items in transit, on consignment or in the possession of any third party);

                  (d) cash, bank accounts, notes, loans and accounts receivable (whether current or not current), interests as beneficiary under letters of credit, advances and performance and surety bonds;

                  (e) certificates of deposit, banker's acceptances, shares of stock (including capital stock of subsidiaries), bonds, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, reorganization certificates or subscriptions, transferable shares, investment contracts, voting trust certificates,

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                                                                               3

puts, calls, straddles, options, swaps, collars, caps and other securities or hedging arrangements of any kind;

                  (f) financial, accounting, Tax, operating and other data and records, including books, minute books, records, notes, sales and sales promotional data, advertising materials, credit information, cost and pricing information, customer and supplier lists, reference catalogs, payroll and personnel records, minute books, stock ledgers, stock transfer records and other similar property, rights and information;

                  (g) patents (including all reissues, divisions, continuations, continuations in part and extensions thereof), patent applications (including renewal applications), patent rights, patent improvements and related technology, patent improvement rights, trademarks, trademark applications, registrations and other rights, trade names and trade dress, domain names, trade name rights and other indications of origin, service marks, service mark rights, service names, copyrights and copyright applications and registrations, commercial and technical information (including engineering, production and other designs, drawings, notebooks and other recording methods, specifications, formulae and technology), computer and electronic data processing programs and software, inventions, processes, trade secrets, know-how, confidential information and other proprietary property, rights and interests;

                  (h) Contracts, sale orders, purchase orders, open bids and other commitments and all other legally binding arrangements, whether written or oral, and all rights and interests therein (including rights to earned or accrued but unpaid amounts);

                  (i) credits, prepaid expenses, deposits and receipts held by third parties;

                  (j) claims, causes of action, choses in action, rights under insurance policies, rights under express or implied warranties, rights of recovery, rights of set-off, rights of subrogation and all other rights of any kind;

                  (k) Permits (as defined in this Section 1.01);

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                                                                               4

                  (l) all rights in and to products sold or leased (including products returned after the Restructuring and rights of rescission, repletion and reclamation); and

                  (m) goodwill and going concern value.

                  "Assumed Liabilities" shall mean all Liabilities of the Company and the subsidiaries of the Company arising from events, occurrences, actions, omissions, facts or circumstances occurring or existing before the Effective Time, whether asserted before, at or after the Effective Time, other than the Continuing Company Liabilities. For the avoidance of doubt, Assumed Liabilities shall include the Liabilities of the Company under the License Agreement, the Improvements License Agreement and any Newco Litigation.

                  "Company" shall have the meaning set forth in the Preamble.

                  "Company Records" shall mean

                  (a) the minute books of the Company;

                  (b) the financial, accounting and Tax records of the Company;

                  (c) all filings made by the Company (i) with the SEC and all correspondence with the SEC related thereto and (ii) with NASDAQ and all correspondence with NASDAQ related thereto;

                  (d) all filings and other documentation related to the I Names (as defined in this Section 1.01);

                  (e) certain litigation files of the Company to be identified by the Company prior to the Effective Time;

                  (f) all documentation related to the Continuing Company Assets (other than the Continuing Company Assets described in clause (b) of the definition of such term);

                  (g) all documentation related to the Continuing Company Liabilities; and

                  (h) all documentation related to the Company Stock Plans.

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                                                                               5

                  "Continuing Company Assets" shall mean

                  (a) all claims, defenses, offsets, Judgments and demands arising out of (i) the License Litigation, including the Final Judgment (as modified by the Court of Appeals Opinion) or any final judgment entered by the United States District Court for the District of Maryland, and (ii) the New Patent Litigation;

                  (b) the Company Records;

                  (c) the capital stock of the Continuing Licensee Subsidiary and the entire right, title and interest of the Company therein;

                  (d) the Continuing Licensee Subsidiary's (i) right, title and interest under the License Agreement and (ii) rights and interests under the Covenants Not to Sue;

                  (e) the Company's rights and interests under the Transaction Agreements (including this Restructuring Agreement);

                  (f) the "IGEN" name and all other names, imprints, trademarks, trade names, trade name rights, trade dress, domain names, service marks, service mark rights and service names of the Company and its applicable subsidiaries, whether or not registered, that include or are derivatives of the "IGEN" name, including all common law rights and all goodwill associated therewith (collectively, the "I Names");

                  (g) the Company's bank accounts (but not any cash in such bank accounts);

                  (h) all rights under the insurance policies of the Company (except as provided in Section 3.01 of the Post-Closing Covenants Agreement);

                  (i) the Permits of the Company set forth on Schedule 1.01(a);

                  (j) the Retained Contracts and the entire right, title and interest of the Company in each Retained Contract;
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                                                                               6

                  (k) the I/R Agreements (as defined below), other than the Newco I/R Agreements (as defined below), and the entire right, title and interest of the Company in each I/R Agreement, other than any Newco I/R Agreement;

                  (l) the Hitachi Technical Information (as defined below);

                  (m) the Parent Note and the entire right, title and interest of the Company therein;

                  (n) with respect to the Transferred Customers (as defined below), (i) all amounts due to the Company under open purchase orders or other receivables and (ii) all inventory intended for sale to such Transferred Customers; and

                  (o) to the extent the Company receives any cash from the exercise of Company Stock Options or Company Warrants after the Cut-Off Date, such cash.

                  "Continuing Company Business" shall mean the Continuing Company Assets and the Continuing Company Liabilities and the businesses of the Company and the subsidiaries of the Company and their respective predecessors arising out of or related thereto.

                  "Continuing Company Liabilities" shall mean (a) subject to
Section 2.01(e) of the Post-Closing Covenants Agreement, any Liabilities of the Company under any Transaction Agreement, (b) subject to Section 2.01(f) of the Post-Closing Covenants Agreement, any Liabilities of the Continuing Licensee Subsidiary under the License Agreement or the Covenants Not to Sue, (c) any Liabilities of the Company or any subsidiary of the Company owed to Parent or any of its affiliates, including under the I/R Agreements, other than the Newco I/R Agreements, (d) any Liabilities of the Company or any subsidiary of the Company owed to Parent or any of its affiliates arising out of (i) the License Litigation, including the Final Judgment (as modified by the Court of Appeals Opinion) or any final judgment entered by the United States District Court for the District of Maryland, and (ii) the New Patent Litigation, (e) any Liabilities of the Company with respect to the Transferred Customers, other than Liabilities arising from breaches by the Company prior to the Effective

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                                                                               7

Time for which the Company would have had an indemnification obligation under
Article X of the Supply, Services and Support Agreement (as defined in the Post-Closing Covenants Agreement) if the Transactions had not occurred, (f) any Liabilities of the Company pursuant to the Parent Note and (g) subject to
Section 2.01(b) of the Post-Closing Covenants Agreement, any Liabilities of the Company under any Retained Contract.

                  "Continuing Licensee Subsidiary" shall mean IGEN LS LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company.

                  "Employees" shall mean all employees of the Company and the Company Subsidiaries immediately prior to the Effective Time.

                  "Hitachi Technical Information" shall mean all of the unpublished patent applications and technical information of Hitachi High Technologies Corporation provided to R Diagnostics, which in turn R Diagnostics has provided to the Company prior to the date of this Restructuring Agreement.

                  "I Names" shall have the meaning set forth in subsection (f) of the definition of Continuing Company Assets.

                  "Intercompany Arrangements" shall have the meaning set forth in Section 4.05.

                  "I/R Agreements" means the agreements set forth on Schedule 1.01(b) hereto.

                  "Legally Permitted" shall have the meaning set forth in
Section 6.06.

                  "License Agreement" shall mean the License Agreement dated as of the date of this Restructuring Agreement between the Company and the Continuing Licensee Subsidiary.

                  "Merger Agreement" shall have the meaning set forth in the Recitals.

                  "Newco" shall have the meaning set forth in the Preamble.

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                                                                               8

                  "Newco Assets" shall have the meaning set forth in Section
4.01.

                  "Newco Business" shall mean all the businesses of the Company and the subsidiaries of the Company and their respective predecessors, at or at any time prior to the Effective Time, other than the Continuing Company Business.

                  "Newco Certificate of Incorporation" shall have the meaning set forth in Section 2.01.

                  "Newco Companies" shall mean Newco and its subsidiaries (determined after giving effect to the transactions contemplated by Article IV of this Restructuring Agreement).

                  "Newco I/R Agreements" shall mean all documents, understandings and arrangements relating to (a) the transfer from R Diagnostics to the Company of the patent application entitled "Assays Employing Electrochemiluminescent Label and Electrochemiluminescence Quencher", (b) all agreements reached by the ECL committee of R Diagnostics and the ECL Committee of the Company at meetings between the two parties, (c) all agreements reached by the improvements transition teams of each of R Diagnostics and the Company at meetings between the two parties and (d) the Assignment dated as of July 3, 2003, by R Corp in favor of the Company.

                  "Newco Litigation" means any Action (as defined in the Post-Closing Covenants Agreement) in which the Company or any of its subsidiaries or one or more of their respective officers, directors or Employees is a named defendant relating to, involving or arising out of events occurring prior to the Effective Time.

                  "Newco Names" shall have the meaning set forth in Section 4.01(f).

                  "Parent" shall have the meaning set forth in the Recitals.

                  "Permits" of a person shall mean such person's approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities, including (a) all authorizations under the Federal Food, Drug, and Cosmetic

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                                                                               9

Act of 1938, as amended, and the regulations of the Federal Food and Drug Administration promulgated thereunder and (b) under Environmental Law.

                  "Restructuring" shall have the meaning set forth in Section 4.02.

                  "Restructuring Agreement" shall have the meaning set forth in the Preamble.

                  "Retained Contracts" shall mean the Contracts set forth on
Schedule 1.01(c) hereto.

                   "Sub" shall have the meaning set forth in the Recitals.

                  "Termination Protection Program" shall have the meaning set forth in Section 6.01.

                  "Transferred Benefit Plans" shall have the meaning set forth in Section 6.02.

                  "Transferred Customers" shall mean each point-of-care customer under the Supply, Services and Support Agreement, dated as of May 1, 2000, between the Company and R Diagnostics.

                                   ARTICLE II

            Conversion; Capitalization of Newco and Its Subsidiaries

                  SECTION 2.01 Conversion and Capitalization of Newco. (a) Prior to the Effective Time, the Company, as the sole member of Newco, shall (i) authorize the conversion of Newco to a corporation in accordance with Section 18-216 of the Delaware Limited Liability Company Act pursuant to which all outstanding limited liability company interests in Newco shall be converted into Newco Common Stock and (ii) cause Newco, in accordance with Section 265 of the DGCL, to file with the Secretary of State of the State of Delaware (A) a certificate of conversion and (B) a certificate of incorporation substantially in the form attached hereto as Exhibit A (the "Newco Certificate of Incorporation"), each executed in accordance with Section 103 of the DGCL. Prior to the Effective Time, Newco shall in connection with the

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                                                                              10

conversion referred to in the previous sentence adopt by-laws substantially in the form attached hereto as Exhibit B. Notwithstanding the foregoing, Newco may amend its certificate of incorporation or its by-laws in a manner consistent with Section 6.01(a)(iii) of the Merger Agreement.

                  (b) Prior to the Effective Time, the Company shall cause the number of authorized shares of Newco Common Stock to be sufficient in order to consummate the Transactions.

                  (c) The Company shall determine, in its sole discretion, the identity of Newco's directors and officers.

                  (d) Prior to or at the Effective Time, the Company shall cause Newco to change its name to a name that does not include any I Name.

                  SECTION 2.02 Newco Rights Plan. Prior to the Effective Time, but following Newco's conversion to a corporation (as set forth in Section 2.01), Newco may enter into a shareholder rights agreement commonly associated with the adoption of a "rights plan" and distribute the rights contemplated thereby in connection with the distribution of the Newco Common Stock in the Merger.

                  SECTION 2.03 Newco Subsidiaries. Prior to the Effective Time, Newco may create one or more subsidiaries and may transfer any or all of the Newco Assets to such subsidiaries at any time or from time to time. Prior to the Effective Time, Newco or any subsidiary of Newco may (a) issue shares of its capital stock to the Company, Newco or any subsidiary of Newco and (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.

                                   ARTICLE III

                                   Tax Matters

                  Notwithstanding anything in this Restructuring Agreement to the contrary, Liabilities of the parties for Taxes are subject to the terms of the Tax Allocation Agreement. All obligations of Newco under the Tax

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                                                                              11

Allocation Agreement shall be treated as Assumed Liabilities and not as Continuing Company Liabilities under this Restructuring Agreement and all obligations of the Company under the Tax Allocation Agreement shall be treated as Continuing Company Liabilities and not as Assumed Liabilities under this Restructuring Agreement.

                                   ARTICLE IV

                      Restructuring and Assumed Liabilities

                  SECTION 4.01 Restructuring. Prior to the Effective Time, the Company and its subsidiaries shall contribute, convey, assign, transfer and deliver, or cause to be contributed, conveyed, assigned, transferred and delivered, to Newco or to the appropriate subsidiary or subsidiaries of Newco specified by the Company in its sole discretion prior to the Effective Time all of the Company's or its applicable subsidiaries' right, title and interest in and to all Assets of the Company or its applicable subsidiaries (including (a) shares of stock in subsidiaries of the Company other than Newco and the Continuing Licensee Subsidiary, (b) the License Agreement and the Company's entire right, title and interest thereunder (other than any right, title and interest of the Company in the License Agreement through the Continuing Licensee Subsidiary), (c) the Improvements License Agreement and the Company's entire right, title and interest thereunder, (d) Newco's rights and interests under the Transaction Agreements, (e) Newco's rights and interests under the Covenants Not to Sue, the PCR License Agreement and the PCR Services Agreement, (f) other than the I Names, any and all names, imprints, trademarks, trade names, trade name rights, trade dress, domain names, service marks, service mark rights and service names, whether or not registered, including all common law rights and all goodwill associated therewith (collectively, the "Newco Names") and (g) copies of the Company Records, subject to Section 5.02 of this Restructuring Agreement) other than the Continuing Company Assets (such contributed, conveyed, assigned, transferred and delivered Assets, the "Newco Assets") solely in exchange for Newco Common Stock or limited liability company interests in Newco. For the avoidance of doubt, the transfer of the Covered ECL Technology to Newco or its applicable subsidiaries as part of the Restructuring shall be subject to the License Agreement.

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                                                                              12

                  SECTION 4.02 Assumed Liabilities. Notwithstanding anything in
Section 4.01 to the contrary, the parties agree that, except as otherwise specifically set forth in any Transaction Agreement (including the treatment of Liabilities for Taxes as set forth in Article III or employee-related Liabilities as set forth in Section 6.02) or any Commercial Agreement, at or prior to the Effective Time, (a) Newco shall, or shall cause the appropriate subsidiary or subsidiaries of Newco specified by the Company in its sole discretion prior to the Effective Time to, unconditionally assume and undertake to pay, satisfy and discharge all the Assumed Liabilities when such Assumed Liabilities become due in accordance with their terms and (b) the Company shall retain or shall unconditionally assume and undertake to pay, satisfy and discharge, all the Continuing Company Liabilities when such Continuing Company Liabilities become due in accordance with their terms. The transactions contemplated by Sections 4.01 and 4.02 of this Restructuring Agreement are referred to collectively as the "Restructuring".

                  SECTION 4.03 Transfer and Assumption Documentation. In furtherance of the contribution, conveyance, assignment, transfer and delivery of the Assets and the assumption of the Liabilities, in each case, in accordance with this Article IV, (a) the transferor shall execute and deliver, and cause its subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of Contracts and other instruments of contribution, conveyance, assignment, transfer and delivery necessary or appropriate to evidence such contribution, conveyance, assignment, transfer and delivery and (b) the transferee shall execute and deliver such instruments of assumption as necessary or appropriate to evidence such assumption.

                  SECTION 4.04 Nonassignable Contracts; Retained Contracts. (a) Notwithstanding anything in this Restructuring Agreement to the contrary, this Restructuring Agreement shall not constitute an agreement to assign or transfer any Permit, sales order, purchase order, open bid or other commitment or Contract if an assignment or transfer or attempted assignment or transfer of the same without the Consent or waiver of the other party or parties thereto would constitute a breach thereof or in any way impair the rights of the Newco Companies thereunder.

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                                                                              13

                  (b) The Company shall use its reasonable best efforts to obtain all Consents and waivers and to resolve all impracticalities of assignments or transfers necessary to assign or transfer to the applicable Newco Company the Newco Assets to be conveyed pursuant to Section 4.01; provided, however, that the Company shall not be required to pay or commit to pay any amount to (or incur any obligation in favor of) any person from whom any such Consent or waiver may be required (other than nominal filing or application fees). If and when such Consents and waivers are obtained, the assignment or transfer of the applicable Newco Asset shall be effected in accordance with the terms of this Restructuring Agreement. If any such Consent or waiver is not obtained prior to the Effective Time, then after the Effective Time, the Company and Newco shall cooperate (at Newco's expense) in any lawful and reasonable arrangement reasonably proposed by Newco under which Newco shall obtain the economic claims, rights and benefits under the Permit, sales order, purchase order, open bid or other commitment or Contract with respect to which the Consent or waiver has not been obtained in accordance with this Restructuring Agreement. Such reasonable arrangement may include (a) the subcontracting, sublicensing or subleasing to Newco of any and all rights of the Company against such other party arising out of a breach or cancelation thereof by such other party and (b) the enforcement by the Company of such rights. To the extent, and only to the extent, Newco is able to receive the economic claims, rights and benefits under such Permit, sales order, purchase order, open bid or other commitment or Contract, Newco shall be responsible for the Assumed Liabilities, if any, arising under such Permit, sales order, purchase order, open bid or other commitment or Contract.

                  SECTION 4.05 Intercompany Arrangements. All Contracts, arrangements and commitments (other than this Restructuring Agreement, the other Transaction Agreements and the Commercial Agreements), whether oral or written, solely between any Newco Company or any operating unit of any Newco Company, on the one hand, and the Company or any operating unit of the Company (other than any Newco Company or operating unit thereof), on the other hand, entered into prior to the Effective Time ("Intercompany Arrangements") shall terminate upon the Effective Time. All amounts under such Intercompany Arrangements which are unbilled and have

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                                                                              14

not been charged to the related Contract, arrangement or commitment as of the Effective Time shall be canceled upon the Effective Time. At or before the Effective Time, the Company shall cause all intercompany indebtedness (which shall include payables and receivables) between the Newco Companies or any operating unit of any Newco Company, on the one hand, and the Company (or any operating unit of the Company (other than any Newco Company or operating unit thereof)), on the other hand, including any indebtedness under the Intercompany Arrangements, to be canceled.

                                    ARTICLE V

                                Other Agreements

                  SECTION 5.01 Use of Name. (a) Except as provided below, from and after the Effective Time, Newco and its subsidiaries shall have all rights in and use of the Newco Names and the Company shall take such actions as are necessary or appropriate to vest such rights in Newco or any of its subsidiaries. As a result and subject to Section 5.01(b), prior to the Effective Time, the Company shall take or cause to be taken all action necessary or appropriate to promptly deliver to Newco any and all stationery, business cards, brochures, sales literature, promotional material and other documents, including invoices and purchase orders, bearing any Newco Name.

                  (b) Within 30 days after the Closing Date, (i) the Company and its subsidiaries shall cease using and shall destroy all stationery, business cards, brochures, sales literature, promotional material and other documents, including invoices and purchase orders, in its possession bearing any Newco Name even if such stationery, business cards, brochures, sales literature, promotional material or other documents, including invoices and purchase orders, includes any I Name and (ii) Newco and its subsidiaries shall (A) destroy all stationery, business cards, brochures, sales literature, promotional material and other documents, including invoices and purchase orders, in its possession bearing any I Name even if such stationery, business cards, brochures, sales literature, promotional material or other documents, including invoices and purchase orders, also includes any Newco Name and (B) take or cause to be taken all actions necessary to change the name of any of the Newco companies to eliminate from the

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                                                                              15

name "IGEN" and all derivatives thereto, including any name confusingly similar thereto.

                  SECTION 5.02 Books and Records. Prior to or as promptly as practicable after the Effective Time, Newco shall, and shall cause the other Newco Companies to, deliver to the Company the Company Records; provided that Newco shall be entitled to retain copies of such Company Records (unless Newco determines in good faith, after consultation with outside counsel, that such retention of copies would reasonably be expected to result in the loss of any applicable claim to privilege, immunity, confidentiality or other similar protection) and such copies shall for all purposes constitute Newco Assets.

                  SECTION 5.03 Further Assurances. The parties agree that if, after the completion of the Restructuring, either party or its affiliates holds Assets which by the terms hereof or of the Merger Agreement were intended to be assigned and transferred to, or retained by, the other party, such party shall, at its expense, promptly assign and transfer or cause to be assigned and transferred such Assets to the other party, and the parties agree that the transferring party will hold such Assets as trustee of the transferee party and all income and risk of loss of the transferred Assets until the completion of the Restructuring shall be for the account of the intended owner. Each of the parties hereto, at its own cost and expense, promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

                  SECTION 5.04 Cooperation. The parties shall cooperate with each other in all reasonable respects to ensure (a) that the Restructuring and the assumption of the Continuing Company Liabilities and the Assumed Liabilities are consummated in accordance with the terms hereof, (b) the retention by the Company of the Continuing Company Assets, (c) the transfer to Newco of all the Newco Assets and (d) the allocation of employee Liabilities and provision of employee benefits in accordance with the provisions of Article VI.

                                   ARTICLE VI

                                Employee Matters

                  SECTION 6.01 Employment of Employees. Effective as of the Effective Time, Newco shall offer to each Employee (a) who participates in the Company's Termination Protection Program (the "Termination Protection Program") employment in a Qualifying Position (as defined in the Termination Protection Program) and (b) who does not participate in the Company's Termination Protection program substantially comparable employment to the employment of such Employee immediately prior to the Effective Time. For the avoidance of doubt, Newco hereby assumes as an Assumed Liability the Termination Protection Program and the Company's obligation thereunder. Nothing contained in this Section 6.01 shall confer on any Employee any right to continued employment after the Effective Time, and each Employee shall continue to be employed "at-will" subject to any requirements under applicable foreign Law or any applicable individual agreement to the contrary.

                  SECTION 6.02 Liabilities Generally. Without limiting the generality of Section 4.02, effective as of the Effective Time, Newco shall assume and be solely responsible for all Liabilities (including any Liabilities imposed by Law) with respect to each employee benefit plan, as such term is defined in Section 3(3) of ERISA, each employment, severance or similar Contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits or post-employment pension or welfare benefits, which is maintained, administered or contributed to by the Company or any Company Subsidiary and covers any Employee or former employee (and their beneficiaries) of, or independent contractor (and their beneficiaries) with respect to, the Company or any Company Subsidiary, other than the Company Stock Plans and the Termination Protection Program, (such plans and arrangements are referred to collectively herein as the "Transferred Benefit Plans").

                  SECTION 6.03 Preservation of Rights to Amend or Terminate Plans. Except as otherwise expressly provided in the Merger Agreement or this Restructuring Agreement, no provision of this Restructuring Agreement shall be construed as a limitation on the right of Newco to amend or terminate any Transferred Benefit Plan which right the Company or Newco, as applicable, would otherwise have under the terms of such Transferred Benefit Plan or otherwise, and no provision of this Restructuring Agreement shall be construed to create a right in any Employee or beneficiary of such Transferred Benefit Plan that such Employee or beneficiary would not otherwise have under the terms of the Transferred Benefit Plan itself.

                  SECTION 6.04 Reimbursement; Indemnification. Newco acknowledges that the Company may incur costs and expenses (including contributions to plans and the payment of insurance, or other similar premiums) after the Effective Time pursuant to any of the Transferred Benefit Plans. Accordingly, Newco agrees to reimburse the Company, as promptly as practicable but in any event within 30 days of receipt from the Company of appropriate verification, for all such costs and expenses reasonably incurred after the Effective Time. If applicable foreign Law requires that the Company incur Liabilities in respect of Employees, notwithstanding the terms of this Restructuring Agreement, then Newco shall fully indemnify and hold harmless the Company to the extent of such Liabilities. All Liabilities retained, assumed or indemnified by Newco pursuant to this Article VI shall in each case be deemed to be Assumed Liabilities and shall be subject to the indemnification provisions set forth in Article II of the Post-Closing Covenants Agreement.

                  SECTION 6.05 Actions By Newco. Any action required to be taken under this Article VI may be taken by one or more of the Newco Companies.

                  SECTION 6.06 No Termination. To the extent permitted by applicable Law, the Company and Newco agree (a) that the transactions contemplated by this Restructuring Agreement, the other Transaction Agreements and the Commercial Agreements shall not constitute a termination of employment of any Employee that would entitle such Employee to receive severance or similar compensation and benefits and (b) to use their reasonable best efforts to amend, if necessary, any applicable Company Benefit Plans so to provide. If under applicable foreign Law, any Employee employed outside the U.S. is deemed to have incurred a termination of employment as a result of the transactions contemplated by this Restructuring Agreement which entitles such Employee to receive any payment or benefit under any non-U.S. Transferred Benefit Plan, governmental plan or arrangement or pursuant to any Law, including severance benefits, irrespective of such individual's continued employment by Newco, then notwithstanding anything in this Restructuring Agreement to the contrary, to the extent Legally Permitted (as defined below), appropriate adjustments shall be made to the treatment of such Employee during such continued employment, including not giving such Employee credit for prior service or treating such Employee as having been newly hired immediately after such deemed termination, for purposes of all applicable non-U.S. Transferred Benefit Plans. "Legally Permitted" means permitted under the Law of the country, the labor union, works council or collective bargaining agreement, including mandated waiting periods before which working conditions (including benefits) cannot be changed, and upon receiving required agreement from individuals or Transferred Benefit Plan trustees, foundation boards and members, and any other organizations having a recognized right to determine or affect benefits or funding of the Transferred Benefit Plan.

                                   ARTICLE VII

                                   Conditions

                  The obligations of the Company and Newco to consummate the Restructuring shall be subject to each of the Transaction Agreements and each of the Commercial Agreements having been executed and delivered by each of the parties thereto and being in full force and effect. This Article VII shall in no way restrict the ability of the Company or Newco to consummate the Restructuring or any portion thereof prior to the satisfaction of any condition thereto.

                                  ARTICLE VIII

                            Miscellaneous and General

                  SECTION 8.01 Modification or Amendment. The parties hereto may modify or amend this Restructuring Agreement only by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that prior to the Effective Time, for so long as the Merger Agreement remains in effect, this Agreement shall not be amended or modified, and no provision hereof waived, without the prior written consent of Parent.

                  SECTION 8.02 Termination. In the event the Merger Agreement is terminated pursuant to its terms prior to the Effective Time, this Restructuring Agreement shall automatically and simultaneously terminate and the Restructuring shall automatically and simultaneously be abandoned without the approval of Newco or the stockholders of the Company. In the event of such termination, no party shall have any Liability to any other party pursuant to this Restructuring Agreement. It is understood and agreed that the consummation of the Merger shall not constitute a termination of this Restructuring Agreement. The Confidentiality Agreement and the Letter Agreement shall survive termination of this Restructuring Agreement prior to the Effective Time.

                  SECTION 8.03 Notices. All notices, requests, claims, demands and other communications under this Restructuring Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice) of a fax followed by delivery of such notice by overnight courier of an international reputation:

                  (a) if to the Company (after the Effective Time), to

                  Roche Holding Ltd
                  Grenzacherstrasse 124
                  CH-4070 Basel
                  Switzerland

                  Attention: Bruno Maier
                  Fax: +41 61 688 3196

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY 10017

                  Attention: Ulrika Ekman
                  Fax: (212) 450-3800

                  (b) if to the Company (prior to the Effective Time) or to Newco, to

                  IGEN International, Inc.
                  16020 Industrial Drive
                  Gaithersburg, MD 20877

                  Attention: President
                  Fax: (301) 208-3789

                  with a copy to:

                  Cravath, Swaine & Moore LLP
                  825 Eighth Avenue
                  New York, NY 10019

                  Attention: Philip A. Gelston
                             Sarkis Jebejian
                  Fax:       (212) 474-3700

                  SECTION 8.04 Interpretation. When a reference is made in this Restructuring Agreement to a Section, Exhibit, Schedule or party, such reference shall be to a Section of, or an Exhibit, Schedule or party to, this Restructuring Agreement unless otherwise indicated. The headings contained in this Restructuring Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Restructuring Agreement. Whenever the words "include", "includes" or "including" are used in this Restructuring Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereby" and "hereunder" and words of similar import when used in this Restructuring Agreement shall refer to this Restructuring Agreement as a whole and not to any particular provision of this Restructuring Agreement. The words "date hereof" shall refer to the date of this Restructuring Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Restructuring Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

                  SECTION 8.05 Severability. If any term or other provision of this Restructuring Agreement is invalid, illegal or incapable of being enforced by any applicable Law, or public policy, all other conditions and provisions of this Restructuring Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Restructuring Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  SECTION 8.06 Counterparts. This Restructuring Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

                  SECTION 8.07 Entire Agreement; Third-Party Beneficiaries. This Restructuring Agreement (a) taken together with the other Transaction Agreements, the Commercial Agreements, the Confidentiality Agreement and the Letter Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and the transactions contemplated by the Commercial Agreements; provided, however, that as of and after the Effective Time, the Confidentiality Agreement shall have no further force and effect and shall be superseded by Section 3.07 of the Post-Closing Covenants Agreement and (b) nothing contained in this Restructuring Agreement is intended to confer upon any person other than the parties hereto and Parent, which shall be a third party beneficiary to this Restructuring Agreement, any benefit, right or remedy under or by reason of this Restructuring Agreement.

                  SECTION 8.08 Certain Obligations. Whenever this Restructuring Agreement requires any of the subsidiaries of any party to take any action, this Restructuring Agreement will be deemed to include an undertaking on the part of such party to cause such subsidiary to take such action; provided, however, for the avoidance of doubt, at any time after the Effective Time, the Newco Companies shall not be considered to be subsidiaries of the Company.

                  SECTION 8.09 Governing Law. This Restructuring Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  SECTION 8.10 Assignment. Neither this Restructuring Agreement nor any of the rights, interests or obligations under this Restructuring Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void; provided, however, the parties acknowledge and agree that the conversion of Newco in accordance with Section 2.01 of this Restructuring Agreement and the continuation of Newco as a result thereof shall be deemed not to be an assignment and shall not require any consent of any party. Subject to the preceding sentences, this Restructuring Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                  SECTION 8.11 Enforcement; Consent to Service of Process. The parties agree that irreparable damage would occur in the event that any of the provisions of this Restructuring Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Restructuring Agreement and to enforce specifically the terms and provisions of this Restructuring Agreement in any New York state court or any Federal court located in the State of New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any New York state court or any Federal court located in the State of New York in the event any dispute arises out of this Restructuring Agreement or any transaction contemplated in this Restructuring Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Restructuring Agreement or any transaction contemplated in this Restructuring Agreement in any court other than any New York state court or any Federal court located in the State of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of this Restructuring Agreement or any transaction contemplated in this Restructuring Agreement.

                  SECTION 8.12 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties or (b) waive compliance with any of the agreements or conditions contained in this Restructuring Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Restructuring Agreement to assert any of its rights under this Restructuring Agreement or otherwise shall not constitute a waiver of such rights.

                  IN WITNESS WHEREOF, this Restructuring Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

                                                IGEN INTERNATIONAL, INC.,

                                                   by  /s/ Samuel J. Wohlstadter
                                                     ___________________________
                                                     Name: Samuel J. Wohlstadter
                                                     Title: Chairman and Chief
                                                            Executive Officer

                                                IGEN INTEGRATED HEALTHCARE, LLC,

                                                   by  /s/ Richard J. Massey
                                                     ___________________________
                                                     Name: Richard J. Massey
                                                     Title: President and Chief
                                                            Operating Officer

                                                                SCHEDULE 1.01(a)

                                     PERMITS

Department of Health and Human Services, Centers for Disease Control and Prevention, Laboratory Registration Select Agent Transfer Program, Registration # 20020308-842, expires May 23, 2005.

Department of Health and Human Services, National Institutes of Health, Animal Welfare Assurance, Assurance # A4088-01, expires August 31, 2007.

United States Department of Justice, Drug Enforcement Administration, Controlled Substance Registration Certificate, Registration # RI0117134, expires November 30, 2003.

State of Maryland, Division of Drug Control, Controlled Dangerous Substances Registration, Registration # 1024379, expired June 30, 2003.

Department of Treasury, Bureau of Alcohol, Tobacco and Firearms, Special Tax Stamp-User of Tax-Free Alcohol, Control # 2002154-P55-005, expired June 30, 2003.

State of Maryland, Alcohol and Tobacco Tax Division, Non-Beverage "C" - User of Tax-Free Alcohol, Permit # , NC-00676, open-ended until closed.

United States Department of Agriculture, Animal and Plant Health Inspection Service, Importation Transportation of Controlled Materials and Organisms and Vectors -Import/Ship Subsystem Pumps, Permit # 47673 Research, expired March 14, 2003.

United States Department of Agriculture, Animal and Plant Health Inspection Service, Importation Transportation of Controlled Materials and Organisms and Vectors - Import Bovine Products, Permit # 38348 Research, expired May 2, 2003.

United States Department of Agriculture, Animal and Plant Health Inspection Service, Importation Transportation of Controlled Materials and Organisms and Vectors - Import Horse Serum, Permit # 42981 Research, expires March 27, 2004.

United States Department of Agriculture, Animal and Plant Health Inspection Service, Importation Transportation of Controlled Materials and Organisms and Vectors - Interstate Equine and Swine Viruses, Permit # 49488 Research, expires October 10, 2003.

Department of Health and Human Services, Public Health Service, Centers for Disease Control and Prevention, Import/Transfer Etiological Agents or Vectors Human Disease - Import/Ship Pumps, PHS Permit # 2002-04-142, expired April 24, 2003.

Department of Health and Human Services, Public Health Service, Centers Disease Control and Prevention, Import/Transfer Etiological Agents or Vectors Human Disease - Import/Ship Pumps, PHS Permit # 2002-11-107, expires November 25, 2003.

Department of Health and Human Services, Public Health Service, Centers Disease Control and Prevention, Import/Transfer Etiological Agents or Vectors Human Disease - Import Recombinant Adenovirus, PHS Permit # 2003-02-206, expires February 28, 2004.

State of Virginia, Department of Health-OEMS, Early Defibrillation Service Program, Registration # 0302055308, expires December 31, 2006.

State of Maryland, Institute for Emergency Medical Services Systems, Facility Automated Defibrillation Program, Registration # 66, expires April 25, 2004.

State of Maryland, Radiological Health Program, Radioactive Material License, License # MD-31-159-01, expires July 31, 2005.

United States Environmental Protection Agency, Regulated Waste Activity, Identification # MDD048341937, open-ended until closed.

United States Environmental Protection Agency, Regulated Waste Activity, Identification # CAL000255662, open-ended until closed.

State of Maryland, Department of Environment, Special Medical Waste Activity, Identification # SMW000004456, open-ended until closed.

State of Maryland, Department of Environment, Special Medical Waste Activity, Identification # SMW000007664, open-ended until closed.

State of Maryland, Department of Environment, Special Medical Waste Activity, Identification # SMW000008023, open-ended until closed.

State of Maryland, Montgomery County Fire and Rescue Service, Hazardous Materials Use Certificate - General Use, Certificate # 2002-2057, expires September 1, 2003.

State of Maryland, Montgomery County Fire and Rescue Service, Hazardous Materials Use Certificate - General Use, Certificate # 2002-2056, expires September 1, 2003.

State of Maryland, Montgomery County Fire and Rescue Service, Hazardous Materials Use Certificate - General Use, Certificate # 2002-2055, expires September 1, 2003.

State of Maryland, Montgomery County Fire and Rescue Service, Hazardous Materials Use Certificate - General Use, Receipt # 14595, expires September 1, 2003.

State of Maryland, Montgomery County Fire and Rescue Service, Hazardous Materials Use Certificate - General Use, Certificate # 2002-0897, expires September 1, 2003.

United States Department of Transportation, Hazardous Materials Certificate of Registration, Registration # 061803006026LN, expires June 30, 2006.

San Diego County Department of Environmental Health, Hazardous Materials Division, Health Permit, Permit # 200552, open-ended until closed.

                                                                SCHEDULE 1.01(b)

                                 I/R AGREEMENTS

1. Option for License and Technology Development Agreement by and between R Diagnostics and the Company, dated December 19, 1991.

2. Development Agreement between R Diagnostics and the Company, dated April 15, 1994, as amended by Amendment, dated December 4, 1996, Second Amendment, dated May 8, 2001, Third Amendment, dated July 23, 2002, and Fourth Amendment, dated February 10, 2003.

3. The Supply, Services and Support Agreement dated as of May 1, 2000, between the Company and R Diagnostics.

4. Advance Royalty Agreement by and between R Diagnostics and the Company, dated January 9, 1997.

5.       Agreement between F. Hoffmann-La Roche Ltd. and the Company, signed by
         F. Hoffmann-La Roche Ltd. on November 16, 1990, and the Company on December 18, 1990.

6. Material Transfer Agreement by and between Hoffmann-La Roche Inc. and the Company, dated December 20, 1995.

7. Agreement Relating to the Videotaping of Roche Training Presentations between R Diagnostics and the Company, signed by R Diagnostics on December 16, 2002, and the Company on December 13, 2002.

8.       2002 ECL Translation Cost Approval by Roche

9. Confidentiality Agreement between the Boehringer Mannheim Biochemicals Division of Boehringer Mannheim Corporation and the Company, dated June 19, 1986.

10. Confidentiality Agreement between the Boehringer Mannheim Biochemicals Division of Boehringer Mannheim Corporation and the Company, dated November 7, 1986.

11. Secrecy Agreement between the Company and F. Hoffmann-La Roche & Co. Limited Company, dated September 16, 1988.

12. Non-disclosure Agreement between the Company and the Research and Development Division of Boehringer Mannheim Corporation, dated December 5, 1990.

13. Confidential Disclosure Agreement by and among the Company, Boehringer Mannheim Corporation and PA Consulting, dated July 15, 1992.

14. Agreement by and among F. Hoffmann-La Roche Ltd., the Company and B. Hauptman & Associates.

15. Agreement between F. Hoffmann-La Roche Ltd. and the Company, dated May 9, 2000.

16. Letter Agreement by and among the Company, F. Hoffmann-La Roche Ltd. and R Diagnostics, dated as of October 8, 2001.

17. Letter Agreement by and among Hogan & Hartson LLP, Hoffmann-La Roche Inc., MSD and MST, dated December 27, 2001.

18. Letter Agreement between the Company and R Diagnostics, dated November 6, 2002.

19. Nondisclosure Agreement between the Company and F. Hoffmann-La Roche Co., LTD., dated September 6, 1988.

20. Non-Disclosure Agreement between the Company and F. Hoffmann-La Roche Co., LTD, dated January 25, 1989.

21. Nondisclosure Agreement between the Company and Hoffmann-La Roche Inc., signed by the Company on June 6, 1989, and Hoffmann-La Roche Inc. on June 1, 1989.

22. Nondisclosure Agreement between the Company and F. Hoffmann-La Roche Ltd., dated June 24, 1991.

23. Nondisclosure Agreement between the Company and R Diagnostics, signed by R Diagnostics on June 14, 1991, and the Company on June 12, 1991.

24. Nondisclosure Agreement between the Company and R Diagnostics, dated April 23, 1993.

25. Letter Agreement between the Company and R Diagnostics, dated October 21, 1999.

26.      2002 Acknowledgement of Withdrawal of Debit Note

27. Allocation Agreement by and between the Company and Roche Diagnostics Corporation, signed by the Company on January 7, 2001, and Roche Diagnostics Corporation on January 10, 2001.

28.      Letter Agreement between R Diagnostics and the Company, dated May 20,
         2002.

29. Letter Agreement between the Company and R Diagnostics, dated February 6, 2003.

30. Letter Agreement between R Diagnostics and the Company, dated February 5, 2002.

31. Letter Agreement between R Diagnostics and the Company, dated September 11, 2002.

32.      Letter Agreement between R Diagnostics and the Company, dated June 12,
         2001.

33. Letter from R Diagnostics to the Company, dated April 1, 2003, and Letter from the Company to R Diagnostics, dated April 21, 2003.

34. Study Agreement between the Company and Syntex (USA) Inc., dated March 15, 1995.

35.      Assignment dated as of July 3, 2003, by R Corp in favor of the Company.

36. All documents, understandings and arrangements relating to the transfer from R Diagnostics to the Company of the patent application entitled "Assays Employing Electrochemiluminescent Label and
         Electrochemiluminescence Quencher."

37. All ongoing court imposed obligations applicable to R Diagnostics and any of its affiliates and the Company arising from any litigation between such parties.

38. All agreements between Wilmer, Cutler & Pickering and Foley & Lardner in connection with the License Litigation.

39. All documents, understanding and arrangements relating to all agreements reached by the ECL committee of R

         Diagnostics and the Company at meetings between the two parties.

40. All documents, understandings and arrangements relating to all agreements reached by the improvements transition teams of R Diagnostics and the Company at meetings between the two parties.

41. All documents, understandings and arrangements relating to all agreements between R Diagnostics and the Company relating to transfer pricing of ECL assays.

                                                                SCHEDULE 1.01(c)

                               RETAINED CONTRACTS

1. Common Stock Purchase Agreement, dated as of February 9, 2001, between the Company and Acqua Wellington North American Equities Fund, Ltd., and the accompanying Letter Agreement thereto, dated the same date thereof.

2. Common Stock Purchase Agreement, dated as of December 7, 2001, between the Company and Acqua Wellington Opportunity I, Ltd.

3. Common Stock Purchase Agreement, dated as of December 7, 2001, between the Company and Acqua Wellington Private Placement Fund, Ltd.

4. Common Stock Purchase Agreement, dated as of March 8, 2002, between the Company and Acqua Wellington Opportunity I, Ltd.

5. Common Stock Purchase Agreement, dated March 8, 2002, between the Company and Acqua Wellington Private Placement Fund, Ltd.

6. The Registration Rights Agreement, dated as of December 7, 2001, between the Company and Acqua Wellington Opportunity I, Ltd.

7. The Registration Rights Agreement, dated as of December 7, 2001, between the Company and Acqua Wellington Private Placement Fund, Ltd.

8. The Registration Rights Agreement, dated as of March 8, 2002, between the Company and Acqua Wellington Opportunity I, Ltd.

9. The Registration Rights Agreement, dated March 8, 2002, between the Company and Acqua Wellington Private Placement Fund, Ltd.

10. Securities Purchase Agreement, dated as of January 11, 2000, among the Company and the purchasers party thereto.

11. Purchase Agreement, dated as of December 16, 1997, among the Company and the purchasers party thereto.

12. Registration Rights Agreement, dated as of January 11, 2000, among the Company and the other persons party thereto.

13.      The Company's $30,000,000 8.50% Senior Secured Notes due 2006.

14. Note Purchase Agreement, dated as of March 22, 1999, among the Company and the purchasers party thereto.

15. Collateral Account and Security Agreement, dated as of March 22, 1999, among the Company, the purchasers from time to time party thereto, Bankers Trust Company, as Collateral Agent and Bankers Trust Company, as Depositary Agent.

16.      The Company Rights Agreement.